Exhibit 3.1.21

CERTIFICATE OF INCORPORATION
STOCK CORPORATION
Office of the Secretary of the State
30 Trinity Street / P.O. Box 150470 / Hartford, CT 06115-0470 / Rev 12/1999

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FILED 03/22/2002 01.00 PM PAGE 00459
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

1.              NAME OF CORPORATION:

Equinox Darien, Inc.

2.              TOTAL NUMBER OF AUTHORIZED SHARES:  200 shares no par value

If the corporation has more than one class of shares, it must designate each class and the number of shares authorized within each class below

Class	Number of shares per class

3.              TERMS, LIMITATIONS, RELATIVE RIGHTS AND PREFERENCES OF EACH CLASS OF SHARES AND SERIES THEREOF PURSUANT TO CONN. GEN. STAT. SECTION 33-665:

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SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

4. APPOINTMENT OF REGISTERED AGENT: (Please select only one A. or B.)
Print or type name of agent		Business address: (P.O. Box is acceptable)
A. Individual's Name:

Residence address: (P.O. Box is acceptable)

B. Name of Entity:		Address (P.O. Box is acceptable)
National Registered Agents, Inc.		12 Old Boston Post Road
Old Saybrook, CT 06475

Acceptance of appointment
National Registered Agents, Inc.
by:	/s/ Teresa Mayor, Secretary, NRAI
Teresa Mayor	Signature of agent

5. OTHER PROVISIONS

6. EXECUTION:

Dated this 21st day of March, 2002.

Certificate must be signed by each incorporator.

PRINT OR TYPE NAME OF INCORPORATOR(S)	SIGNATURE(S)	COMPLETE ADDRESS(ES)
Jeffrey M. Weinhaus	/s/ Jeffrey M. Weinhaus	Rosen Weinhaus LLP 40 Wall Street, 32nd FL. NY, NY 10005

REQUEST FOR COPIES LIST

TRANSACTION ID

2003223056 – 002

FILING NUMBER	NUMBER OF PAGES	TYPE	VOLUME	START PAGE

0002530335	0001	B	00554	1032

* * END OF REPORT * *

ORGANIZATION AND FIRST REPORT

STOCK OR NON-STOCK CORPORATIONS

Office of the Secretary of the State

30 Trinity Street / P.O. Box 150470 / Hartford, CT 06115-0470 / Rev. 12/1999

Please see reverse for Instruction

Space for Office Use Only

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SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

1. Name of Corporation:
Equinox Darien, Inc

2. Date of Organisation Meeting:	3/	23/	02
	Month	Day	Year

3. Address of Principal Office (street, address required. P.O. Box is not acceptable):				4. Mailing address (if other than principal office address):
72 Heights Road Darien, CT 06820				c/o Equinox Holdings Inc. 895, Broadway New York, NY 10003

5. OFFICERS:
(Street address required - P.O. Box is not acceptable)

NAME	TITLE	RESIDENCE ADDRESS	BUSINESS ADDRESS
HARVEY SPEVAK	PRESIDENT	315 W. 102nd St. # 4A New YorK, NY 10025	c/o EQUINOX HOLDINGS, Inc. 895 BROADWAY NEW YORK, NY 10003
MARC MAGLIACANO	SECRETARY	204 POND TERRACE WASHINGTON TWSHP. NJ 07676	c/o EQUINOX HOLDINGS, Inc. 895 BROADWAY NEW YORK, NY 10003
KENNETH P. FLEISCHER	TREASURER	557 GENERAL KNOX RD. KING OF PRUSSIA, PA 19406	c/o EQUINOX HOLDINGS, Inc. 895 BROADWAY NEW YORK, NY 10003

6. DIRECTORS:
(Street address required - P.O. Box is not acceptable)

NAME	RESIDENCE ADDRESS	BUSINESS ADDRESS
HARVEY SPEVAK	315 W. 102nd St. #4A NEW YORK, NY 10025	c/o EQUINOX HOLDINGS, Inc. 895 BROADWAY, NY, NY 10003
ADAM SALTZMAN	28 HOME PLACE # A1 GREENWICH CT 06830	c/o EQUINOX HOLDINGS, Inc. 895 BROADWAY, NY, NY 10003
EDWARD YUN	18 TRAILSIDE ROAD WESTON, MA 02493	c/o EQUINOX HOLDINGS, Inc. 895 BROADWAY, NY, NY 10003
Note: If additional space is needed, please reference as 8 1/2 X 11 attachment

7. EXECUTION:
Dated this 28th day of January, 2003.

Harvey Spevak	President & CEO	/s/ Harvey Spevak
Print or type name of Signatory	Capacity of signatory	Signature